SCHEDULE 14C INFORMATION

                        Information Statement Pursuant to Section
                             14(c) of the Securities Exchange
                                      Act of 1934


Check the appropriate box:

[X]  Preliminary Information Statement

[ ] Confidential, for use of the Commission Only (as permitted by Rule 14c-d(d)(2))

[ ]  Definitive Information Statement

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                                     UBETIGOLF, INC
                 (Name of Registrant As Specified In Its Charter)
                              D/B/A NEW ENERGY CORPORATION
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     and 0-11

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    filing fee is calculated and state how it was determined) :  N/A

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[ ]  Fee paid previously with preliminary materials.

[ ]  Check box if any part of the fee is offset as provided by
     Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous
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                                   NEW ENERGY CORPORATION
                                     5685 La Jolla Blvd
                                      La Jolla CA 92037

                                       Mailing Address

                               5685 La Jolla Blvd, Suite 506
                                   La Jolla, CA   92037

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                                    INFORMATION STATEMENT

                    WE ARE NOT ASKING YOU FOR A PROXY STATEMENT AND
                         YOU ARE REQUESTED NOT TO SEND A PROXY

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Approximate date of Mailing of this Information Statement: ______________

TO ALL STOCKHOLDERS:

     NOTICE is hereby given that the Company will take the following actions pursuant to Written Consent of the Majority Shareholders of New Energy Corporation:

1. To Amend the Articles of Incorporation to change the Corporate name to NECO ENERGY, CORP.

     The Board of Directors has fixed the close of business on March _______, 2002 as the Record Date for determining the Shareholders entitled to Notice of the foregoing.

     The costs of preparing, printing, and mailing this Information Statement will be borne by the Company.

     This Information Statement shall serve as Written Notice to
Shareholders pursuant to Sections 16-10a-1003 and 16-10a-704 of the Utah Revised Business Corporation Act.

THIS IS NOT A NOTICE OF A MEETING OF SHAREHOLDERS AND NO SHAREHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN.

                                             _________________________
                                             Tor Ewald
                                             Its: Secretary
                                             Date: 03/15/02


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                                     INTRODUCTION

     This Information Statement is being furnished by the Board of Directors of New Energy Corporation, a Utah Corporation (the "Company"), to stockholders in connection with an Action Without Meeting pursuant to Utah Revised Business Corporation Act Section 16-10a-704. The Board of Directors has adopted a resolution to amend the Articles of Incorporation to change the name of the Company to NECO ENERGY CORP. Tor Ewald, the holder of 81% of the Company's outstanding shares and the Company's majority shareholder has consented to the Board's action. Pursuant to a lawsuit filed by AES New Energy Inc, in the United States District Court for the Central District of California, the Company stipulated to changing its name. The Board feels that NECO ENERGY CORP is a suitable substitute. This will actually effectuate a name change from UBETIGOLF, INC, the Company's former name, to NECO ENERGY CORP. Due to a clerical error, the Company's name change to New Energy Corporation was submitted, but was returned by the State of Utah due to a deficiency.

                                    DISSENTER'S RIGHTS

     The Utah Revised Business Corporation Act does not provide for Dissenter's rights in connection with a change in name of a Utah
Corporation.

          INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

     No director, executive officer, nominee for election as a director, associate of any director, nominee for election as an executive officer or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, in the proposed amendments which is not shared by all other stockholders.

                VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

     As of the Record Date, the Company=s authorized capitalization consisted of 105,000,000 shares, consisting of 100,000,000 shares of Common Stock, par value $.001 per share and 5,000,000 shares of preferred stock, par value $.001. As of the Record Date, there were 19,677,000 shares of Common Stock outstanding, all of which were fully paid, non-assessable and entitled to vote, and 0 shares of preferred stock outstanding. Each share of Common stock entitles its holder to one vote on each matter submitted to the Shareholder.

     The following table sets forth, as of the Record Date, the number of shares of Common Stock of the Company owned by (i) each person who is known by the Company to own of record or beneficially five percent (5%) or more of the Company's outstanding shares, (ii) each director of the Company, (iii) each of the executive officers, and (iv) all directors and executive officers of the Company as a group. Unless otherwise indicated, each of the Shareholders has sole voting and investment power with respect to the shares beneficially owned.

Name and Address           Number of Shares of Common Stock     Percentage of
of Beneficial Owner               Beneficially Owned                 Class

Tor Ewald                                16,002,000                   81.3%
(Secretary/Treasurer/Director)
5685 La Jolla Blvd
La Jolla, CA  92037

John McDonald                                     0                      0%
(President/Director)
4956 W. 6200 S. #243
Salt Lake City, UT 84118

Matt Rodgers                                      0                      0%
(Vice President/Director)
4735 Clairemont #314
San Diego, CA 92117

Officers and Directors
As a Group                               16,002,000                   81.3%

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                                 ADDITIONAL INFORMATION

     Additional information concerning the Company, including all reports filed with the Securities and Exchange Commission, may be accessed through the Securities and Exchange Commission=s EDGAR archives at www.sec.gov.


                                           By Order of the Board of Directors


                                           /s/_________________________
                                           John McDonald, President